 _____________________FAUQUIER BANKSHARES, INC.ANNUAL SHAREHOLDERS’ MEETING  Deeply rooted in our community.  May 20, 2014

 Safe Harbor Statement  Today’s  presentations may include forward-looking statements.  These statements represent the  company's beliefs regarding future events that, by their nature, are uncertain and outside of the  company’s control. The company’s actual results and financial condition may differ, possibly materially, from what is indicated in these forward-looking statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 under “Management’s Discussion and Analysis of Financial Condition and Results of Operation.”  *  FAUQUIER BANKSHARES, INC.

 Financial Condition  FAUQUIER BANKSHARES, INC.  *

 *  Total Assets  FAUQUIER BANKSHARES, INC.

 *  Loans, Net  FAUQUIER BANKSHARES, INC.  As of December 31.5 YR - CAGR – 12/31/2008 – 12/31/2013Source: Fauquier Bankshares Financials  5 YR - CAGR 0.55%

 *  Nonperforming Loans to Period End Loans  FAUQUIER BANKSHARES, INC.  BHCPR Peer Group (Federal Reserve System) - Bank Holding Companies with Consolidated Assets of $500MM - $1B.SNL – VA Banks consists of 63 public companies with assets less than $5 billion. Averages used for both peer and VA Banks. As of December 31.

 *  FAUQUIER BANKSHARES, INC.  Allowance for Loan LossAs a Percentage of 90 Days Past Due & Nonaccrual Loans*  BHCPR Peer Group (Federal Reserve System) - Bank Holding Companies with Consolidated Assets of $500MM - $1B.SNL – VA Banks consists of 63 public companies with assets less than $5 billion. Averages used for both peer and VA Banks. As of December 31.*Excludes U.S. Government Guaranteed Student Loans

 *  Total Deposits  FAUQUIER BANKSHARES, INC.  Source: Fauquier Bankshares FinancialsAs of December 31.5 YR - CAGR – 12/31/2008 – 12/31/2013

 Core Deposit Portfolio*  FAUQUIER BANKSHARES, INC.  Average Daily Balances for Twelve Months Ended December 31,   Source: Fauquier Bankshares Financials5 YR – CAGR – December 31, 2008 – December 31, 2013*Excludes Time Deposits   *  5 YR - CAGR 7.82%  Millions ($)

 Financial Performance and Goals  FAUQUIER BANKSHARES, INC.  *

 Return on Average Equity (ROAE)  FAUQUIER BANKSHARES, INC.  *  BHCPR Peer Group (Federal Reserve System) - Bank Holding Companies with Consolidated Assets of $500MM - $1B.SNL – VA Banks consists of 63 public companies with assets less than $5 billion. Averages used for both peer and VA Banks. As of December 31.

 *  Net Income (ROAA)(As a Percent of Average Assets)  FAUQUIER BANKSHARES, INC.  BHCPR Peer Group (Federal Reserve System) - Bank Holding Companies with Consolidated Assets of $500MM - $1B.SNL – VA Banks consists of 63 public companies with assets less than $5 billion. Averages used for both peer and VA Banks. As of December 31.

 Net Interest Margin*  *  FAUQUIER BANKSHARES, INC.  *Net interest income on a taxable equivalent basis divided by average earning assets.   BHCPR Peer Group (Federal Reserve System) - Bank Holding Companies with Consolidated Assets of $500MM - $1B.SNL – VA Banks consists of 63 public companies with assets less than $5 billion. Averages used for both peer and VA Banks. As of December 31.

 *  Assets Under Management(At Market Value)  FAUQUIER BANKSHARES, INC.  Source: Wealth Management Services Statement of Condition and Yahoo Finance – As of December 31.   S&P 500 Index

 Efficiency Ratio*  FAUQUIER BANKSHARES, INC.  *  BHCPR Peer Group (Federal Reserve System) - Bank Holding Companies with Consolidated Assets of $500MM - $1B.SNL – VA Banks consists of 63 public companies with assets less than $5 billion.*Efficiency ratio is computed by dividing non-interest expense by adjusted operating income on a taxable equivalent basis. Includes gains and losses on the sale or impairment of securities and OREO. Averages used for both peer and VA Banks. For the Year Ended December 31.

 *  Tangible Equity to Tangible Assets Ratio  FAUQUIER BANKSHARES, INC.  BHCPR Peer Group (Federal Reserve System) - Bank Holding Companies with Consolidated Assets of $500MM - $1B.SNL – VA Banks consists of 63 public companies with assets less than $5 billion. Averages used for both peer and VA Banks. As of December 31.

 Stock Total Return Performance  Index  Over Last 12 Months  Since January 1, 2008  Since July 1997  FBSS  27.12%  16.66%  322.99%  SNL U.S. Banks $500 Million - $1 Billion  17.57%  0.75%  201.31%  *  FAUQUIER BANKSHARES, INC.   Source: SNL Financial – As of end of day Friday, May 16, 2014

Contact Information



MAIN OFFICE



THE PLAINS



VIEW TREE



BEALETON

Investor Relations Contacts

Randy K. Ferrell
President & Chief Executive Officer
randy.ferrell@fauquierbank.com

Eric P. Graap
Executive Vice President
& Chief Financial Officer
eric.graap@fauquierbank.com

Valerie Barlowe
Investor Relations Coordinator
valerie.barlowe@fauquierbank.com

www.fauquierbank.com



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FAUQUIER BANKSHARES, INC. 18